UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): October 31, 2017

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street

Suite 100

Buda, Texas 78610

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2017 Michael Hufnagle was appointed Chief Operatig Officer of the Company. Mr. Hufnagel shall oversee the development of the Company’s Business and operate the Company on a day to day basis and report directly to the President/CEO.

Mr. Hufnagel, 45 years of age, has over 10 years as a Technical Executive with extensive engineering and management experience with startups and major organizations. He has provided technical leadership to teams of up to 50+ people with responsibilities for projects, operations and direction of all staff. Mr. Hufnagel’s particular expertise is building highly effective teams focused on meeting large scale business goals, defining project requirements and managing talent. Comprehensive understanding of software design and architecture with the ability to make strategic decisions leading to rapid delivery of high quality products.

Mr. Hufnagel’s education consists of a Bachelor of Science in Computer Science – Sonoma State University (1996) and a Master of Business Administration – University of San Francisco (2004)

There are no transactions involving the newly appointed Chief Operating Officer that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.27 Employment Agreement Michael Hufnagel.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Cipherloc Corporation

Date: October 31, 2017	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director